UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2023

Infinite Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21816	52-1490422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Sully’s Trail, Suite 202, Pittsford, New York	14534
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (585) 385-0610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2023, Infinite Group, Inc. (the “Company”), as borrower, entered into an Amended and Restated Line of Credit Note and Agreement (the “New Note”) effective as of October 1, 2022, which amended and restated that certain Line of Credit Note and Agreement dated March 14, 2016 (the “Original Note”) by and between the Company and James V. Leonardo (the “Holder,” together with the Company the “Parties”). The New Note has a principal amount of $250,000 (the ‘Principal Amount”) and accrues interest on the unpaid Principal Amount at a rate of ten percent (10%) per annum. Also on March 17, 2023, James Villa, the Company’s Chief Executive Officer, entered into a personal guarantee with the Holder to personally guarantee the obligations of the Company under the New Note.

Under the terms of the New Note, the Company has agreed to make a one-time payment of $16,667 for interest accrued on the Original Note for the four-month period covering June 2022 through September 2022. The Company has also agreed to make quarterly interest payments of $6,250, commencing on December 31, 2022, and continuing through and including September 30, 2023.

The Company has the right to prepay amounts due under the New Note, in whole or in part, at any time, and from time to time, without premium or penalty. If an Event of Default (as defined in the New Note) occurs, the Company shall have 30 days to cure from the date on which the Holder has provided the Company with written notice specifying the Event of Default. Should the Company fail to cure such default, the Holder may declare all or any part of the unpaid Principal Amount, unpaid interest, or any other amounts owing under the New Note to be immediately due and payable.

For consideration received by the Parties for entry into the New Note, the Parties, along with James Villa and RES Exhibit Services, LLC (“RES”), an entity owned by the Holder, entered into a Letter Agreement (the “Agreement”) on March 17, 2023. Under the terms of the Agreement, all prior amounts owed to the Company by RES were set off against amounts owed by the Company to the Holder under the Original Note.

The foregoing summary of the New Note and Agreement is qualified in its entirety by reference to the New Note and Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 relating to the New Note and Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Line of Credit Note and Agreement, dated March 17, 2023, by and between Infinite Group, Inc. and James V. Leonardo
10.2	Letter Agreement, dated March 17, 2023, by and among Infinite Group, Inc., James Villa, James V. Leonardo and RES Exhibit Services, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinite Group, Inc.

Date: March 31, 2023	By:	/s/ James Villa
James Villa
Chief Executive Officer

3